EXHIBIT 10.18

                        ADDENDUM TO EMPLOYMENT AGREEMENT

                  This addendum ("Addendum") dated as of the 1st day of January, 2000, between Columbia Laboratories Inc. ("Columbia") a corporation organized and existing under and by virtue of the laws of the State of Delaware, having its principal place of business at 2785 NE 191st Street, Aventura, Florida 33180 (hereinafter referred to as the "Company"), and William J. Bologna, who maintains a residence at 22 Place du General Catroux, Paris, 75017 (hereinafter referred to as "Employee").

                               W I T N E S E T H:
                                -----------------

                  WHEREAS, the Company is and will be engaged in the development, testing, registration, manufacturing, licensing, marketing, and selling of pharmaceutical products; and

                  WHEREAS, the employee, by reason of his knowledge, skill and ability is uniquely qualified to aid the Company in the development, testing, registration, manufacturing, licensing, marketing, and selling of pharmaceutical products; and

                  WHEREAS, the Company is desirous of continuing the employment of the Employee to provide assistance to the Company in the development, testing, registration, manufacturing, licensing, marketing, and selling of pharmaceutical products and the Employee is desirous of continuing his employment with the Company to assist it in the development, testing, registration, manufacturing, licensing, marketing, and selling of pharmaceutical products; and


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                  WHEREAS, the Company and Employee desire to enter into this
Addendum to the Employee's employment agreement (the "Agreement") so that the rights, duties, benefits and obligations of each in respect of the employment of the Employee for and by the Company will be fully set forth under the terms and conditions stated both in the Agreement and herein upon the execution hereof; and

                  WHEREAS, the terms of the Employee's Agreement shall only be modified by the specific terms and conditions set forth herein, which shall modify and supersede any similar provisions in the Employee's employment agreement, if any, and any inconsistency between this Addendum and the Employee's Agreement shall be resolved by the provisions hereinafter set forth.

                  NOW, therefore, in consideration of the mutual promises contained herein, the payment of Ten ($10.00) dollars by each party to the other, the receipt of which is hereby duly acknowledged, and for other good and valuable consideration, the Company and Employee further agree as follows:

                  1.       TERM

                           The Employee's term of his employment is extended for
a period of one (1) year, and shall terminate on December 31, 2001.

                  2.        DUTIES

                           The Employee shall perform the duties of and serve as
the "Chairman of the Board" of the Company, and as its "Chief Executive
Officer."

                  3.       NOTICES

                           Any notice required or permitted to be given under
this addendum and the Employee's employment agreement shall be sufficient if in writing and actually delivered, or if sent either


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

by Federal Express, or postage prepaid, by certified mail, return receipt requested, with a copy by ordinary mail, to the addresses below:

                  As to Company:            2785 NE 191st Street
                                            Aventura, Florida 33180

                  As to Employee:           22 Place du General Catroux
                                            Paris, 75017 France

or to such other address as either party shall designate by written notice to the other.

                  4.       ENTIRE ADDENDUM

                           This Addendum contains the entire agreement and
understanding of the Company and the Employee with respect to the subject matter hereof, and shall incorporate, merge and supersede all prior agreements and understandings had between the Company and the Employee, either oral or written, if any. No modification, change or amendment to this Addendum, shall be binding upon the Company or the Employee unless the same is in writing, and signed by the party against whom enforcement of the modification, change or amendment is sought to be enforced.

                  5.       MISCELLANEOUS

                           (a) This Addendum and the implementation of it shall
be subject to and governed by the laws of the State of Florida, and any legal proceedings relating to (i) the interpretation or enforcement of any of the provisions of this Addendum, or (ii) any dispute relating to the employment relationship created by the addendum, shall only be brought in the Circuit Court of the State of Florida, in and for the County of Dade.

                           (b) The Article headings contained herein are for
reference purposes only and shall not in any way affect the meaning or the interpretation of this Addendum.

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

                           (c) The failure of any provision of this Addendum
shall in no manner affect the right to enforce the remainder of this Addendum, and the waiver by either The Company or the Employee of any breach of any provision of this Addendum shall not be construed to be a waiver by the Company or the Employee of any succeeding breach of such provision or a waiver by such party of any breach of any other provision of this Addendum.

         IN WITNESS WHEREOF, the parties hereto have executed this Addendum on March 8, 2000.

                                                                       EMPLOYEE:
Witness:

------------------------
                                                    /s/ William J. Bologna
                                                    ------------------------
                                                    WILLIAM J. BOLOGNA

                                                    COMPANY:
                                                    COLUMBIA LABORATORIES, INC.

Witness:


------------------------

                                                    /s/ James J. Apostolakis
                                                    ------------------------
                                                    By: JAMES A. APOSTOLAKIS
                                                        PRESIDENT


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